UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           March 27, 2008
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-11353	13-3757370

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA	27215	336-229-1127

(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure

On March 27, 2008, OncoMethylome Sciences (Euronext Brussels: ONCOB, Euronext Amsterdam: ONCOA) and Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) announced that OncoMethylome has granted LabCorp an exclusive license on certain IP technology to perform commercial MGMT methylation laboratory testing services in the United States and Canada subject to limited exceptions. LabCorp’s Esoterix Clinical Trials Services Division was also selected by OncoMethylome as one of its preferred sub-contractors of MGMT methylation testing services for clinical trials. Under the terms of the agreement, OncoMethylome qualifies for an upfront fee, milestone payments, and royalties from LabCorp. Other terms of the agreement were not disclosed.

Exhibits

99.1 Press Release dated March 27, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Laboratory Corporation of America Holdings (Registrant)
Date: March 28, 2008	By:	/s/Bradford T. Smith
Bradford T. Smith, Executive Vice President and Secretary